EXHIBIT 10.2
AMENDMENT NO. 1 TO MASTER AGREEMENT
This AMENDMENT NO. 1 TO MASTER AGREEMENT (this "Amendment"), dated as of November 30, 2012, is among Crown Castle International Corp., a Delaware corporation ("Crown"), CCTMO LLC, a Delaware limited liability company (“Tower Operator” and, together with Crown, the “Crown Parties”), T‑Mobile USA, Inc., a Delaware corporation ("T‑Mobile Parent"), the Subsidiaries of T‑Mobile named on the signature pages hereto as "T‑Mobile Contributors" (each such Subsidiary, a "T‑Mobile Contributor" and, collectively, the "T‑Mobile Contributors"), the Subsidiaries of T‑Mobile named on the signature pages hereto as "T‑Mobile SPEs" (each such Subsidiary, a "T‑Mobile SPE" and, collectively, the "T‑Mobile SPE"), the Subsidiaries of T‑Mobile named on the signature pages hereto as "Sale Site Subsidiaries" (each such Subsidiary, a "Sale Site Subsidiary" and, collectively, the "Sale Site Subsidiaries" and, together with the T-Mobile Parent, the T-Mobile Contributors and the T-Mobile SPEs, the “T-Mobile Parties” and each, a “T-Mobile Party”). Each of the Crown Parties and the T‑Mobile Parties may hereafter be referred to as a "Party" and, collectively, as the "Parties". Initially capitalized terms used and otherwise defined in this Amendment have the meanings ascribed to them in the Master Agreement (as defined below and as amended hereby). The rules of construction set forth in Section 1.2 of the Master Agreement shall apply to this Amendment, mutatis mutandis.
RECITALS:
A.    The Parties entered into, or simultaneously herewith are acceding to, that certain Master Agreement, dated as of September 28, 2012 (as amended, supplemented or otherwise modified from time to time, the "Master Agreement"); and
B.    The Parties desire to make certain amendments to the Master Agreement as set forth in this Amendment.
NOW, THEREFORE, the Parties agree as follows:

1.	Amendments.

(a)
Amendment to the definition of "CA/NV Consent and Acknowledgement" in Section 1.1. The definition of "CA/NV Consent and Acknowledgement" appearing in Section 1.1 of the Master Agreement is hereby amended and restated in its entirety as follows:

"CA/NV Consent and Acknowledgement" means a consent and acknowledgment from the CA/NV Counterparty substantially in the form attached hereto as Schedule 1.

(b)	Amendment to Section 2.11(g). Section 2.11(g) of the Master Agreement is hereby amended and restated in its entirety as follows:
Tax Allocations. Subject to Section 1.3, Section 2.9 and Article 3, the parties agree that the purchase price for the Sites shall be allocated among the groups of

Sites for U.S. federal, state and local income tax purposes in accordance with Schedule 2.11(g).

(c)	Amendment to Section 10.5. Section 10.5 of the Master Agreement is hereby amended and restated in its entirety as follows:
With respect to the CA/NV Sites only, Crown shall have received, on or prior to the Initial Closing Date, the CA/NV Consent and Acknowledgment.

(d)	Amendment to Schedule 1. Schedule 1 to the Master Agreement is hereby replaced in its entirety with Schedule 1 attached to this Amendment.

(e)	Addition of Schedule 2.11(g). Schedule 2.11(g) attached to this Amendment is hereby inserted into and made a part of the Master Agreement as Schedule 2.11(g) thereto.

2.
Acknowledgment and Agreement. The Parties acknowledge and agree that: (i) Crown has received the CA/NV Consent and Acknowledgment as required by Section 10.5 of the Master Agreement; (ii) the CA/NV Sites will be deemed Assignable Sites as of the Initial Closing Date for purposes of Article 3 and Section 10.4 of the Master Agreement; and (iii) for the avoidance of doubt, the CA/NV Inclusion will occur at the Initial Closing.

3.
Consideration. As consideration for this Amendment, for purposes of the Master Agreement and the Collateral Agreements, subject to Section 4 of this Amendment, the amount payable by the Crown Parties to the T-Mobile Parties pursuant to Section 3.2 of the Master Agreement, the Closing Total Consideration and the Final Total Consideration will each be reduced by $15,000,000.

4.
Collateral Agreements. It is the essential intent of the Parties that the consideration payable by the Crown Parties pursuant to the Master Agreement shall be reduced by $15,000,000, and all provisions of the Master Agreement and the Collateral Agreements shall be construed in accordance with this essential intent.

5.
Books and Records. The T-Mobile Parties will use commercially reasonable efforts to continue to facilitate the exchange of information with the Crown Parties in the manner as the T-Mobile Parties have been doing between the Signing Date and the Initial Closing Date during the term of the Transition Services Agreement. This Section 5 shall constitute a covenant for purposes of the Master Agreement, shall survive and continue in full force and effect following the Initial Closing under the Master Agreement and shall be subject to, and entitled to the benefits of, the terms and provisions of the Master Agreement, including Article XII and Section 14.9 of the Master Agreement.

6.
Entire Agreement; Modifications Only in Writing. The Master Agreement (as amended by this Amendment) and the Collateral Agreements constitute the entire agreement between the Parties with respect to the subject matter thereof and supersede all prior agreements, both written and oral, between the Parties with respect to the subject thereof.

This Amendment shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns.

7.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Remainder of page left blank. Signature pages follow.]

SIGNATURE PAGE
IN WITNESS WHEREOF, this Amendment has been signed by or on behalf of each of the Parties as of the day first above written.
T-MOBILE:

T‑MOBILE USA, INC.

By:     /s/ David A. Miller
Name: David A. Miller
    Title: EVP & General Counsel
T-MOBILE CONTRIBUTORS:

SUNCOM WIRELESS OPERATING COMPANY, L.L.C
COOK INLET/VS GSM IV PCS HOLDINGS, LLC
T-MOBILE CENTRAL LLC
T-MOBILE SOUTH LLC
POWERTEL/MEMPHIS, INC.
VOICESTREAM PITTSBURGH, L.P.
T-MOBILE WEST LLC
T-MOBILE NORTHEAST LLC
WIRELESS ALLIANCE, LLC
SUNCOM WIRELESS PROPERTY COMPANY, L.L.C.

By:     /s/ David A. Miller
Name: David A. Miller
    Title: EVP & General Counsel
CROWN:

CROWN CASTLE INTERNATIONAL CORP.

By:/s/ Jay A. Brown
Name:    Jay A. Brown
Title:Senior Vice President, Chief Financial Officer and Treasurer

TOWER OPERATOR:
CCTMO LLC

By:/s/ Jay A. Brown
Name:    Jay A. Brown
Title:    Senior Vice President, Chief Financial Officer and Treasurer

T-MOBILE SPEs

T-MOBILE USA TOWER LLC

By:     /s/ David A. Miller
Name: David A. Miller
    Title: EVP & General Counsel

T-MOBILE WEST TOWER LLC

By:     /s/ David A. Miller
Name: David A. Miller
    Title: EVP & General Counsel

SALE SITE SUBSIDIARIES:

T3 TOWER 1 LLC

By:     /s/ David A. Miller
Name: David A. Miller
    Title: EVP & General Counsel

T3 TOWER 2 LLC

By:     /s/ David A. Miller
Name: David A. Miller
    Title: EVP & General Counsel

[Signature Page to Amendment No. 1 to Master Agreement]